Yields for First Investor's Funds are calculated using the following formula:

2(((((a-b) + ((cd)-e))+1)-)-1)

Where:

          a = dividends and interest earned during the 30 day period.

          b = expenses accrued for the period (net of reimbursements).

          c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

          d = the maximum offering price per share on the last day of the period.

          e = undeclared earned income.

The following is a list of the information used to calculate the for Executive Investors Trust as of December 31, 1996.


                                                                                   *Tax
                                                                                 Equivalent
                             a          b         c         d        e    Yield    Yield
                             -          -         -         -        -    -----    -----
High Yield Fund           $119,851   $10,821   2,112,270   $8.28    $.00   7.60%    N/A
Insured Tax Exempt Fund    $69,983    $9,381   1,112,654  $14.51    $.00   4.55%   6.32%

Distribution yields for Executive Investor's Funds are calculated using the following formula:



                  Yield = (a/b)


Where:


         a = dividends declared during the last 12 months.

         b = Net asset value per share on the last day of the period.




The following is a list of the information used to calculate the distribution yield for Executive Investors Trust as of December 31, 1996.


                                             Distribution
                             a       b          Yield
                             -       -          -----
        High Yield Fund    $.696    $ 7.89      8.82%
Insured Tax Exempt Fund    $.665    $13.82      4.81%

SEC Standardized Total Returns


Average Annual Total Return and Total Return for Executive Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:            ERV = Ending  redeemable  value  of a  hypothetical  $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P   = a hypothetical initial investment of $1,000

                  N   = number of years


The following table lists the information used to calculate the standardized average annual total return and total return for Executive Investors Trust as of December 31, 1996.

                                                           AVE. ANNUAL   TOTAL
                                ERV          P        N   TOTAL RETURN  RETURN
                                ---          -        -   ------------  ------
         Blue Chip Fund
         --------------
                1 year:   $   1,149.20  $ 1,000.00   1.00   14.92%     14.92%
               5 years:   $   1,742.10  $ 1,000.00   1.00   11.74%     74.21%
          Life of Fund:   $   2,153.00  $ 1,000.00   6.63   12.26%    115.30%

        High Yield Fund
        ---------------
                1 year:   $   1,082.80  $ 1,000.00   1.00    8.28%      8.28%
               5 years:   $   1,709.30  $ 1,000.00   5.00   11.32%     70.93%
          Life of Fund:   $   2,322.60  $ 1,000.00   9.78    9.00%    132.26%

Insured Tax Exempt Fund
-----------------------
                1 year:   $     991.60  $ 1,000.00   1.00    (.84%)     (.84%)
               5 years:   $   1,470.50  $ 1,000.00   5.00    8.02%     47.05%
          Life of Fund:   $   1,731.40  $ 1,000.00   6.46    8.90%     73.14%

NAV Only Total Returns


Average Annual Total Return and Total Return for Executive Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:            ERV  = Ending redeemable value of a hypothetical $1,000
                         investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P    = a hypothetical initial investment of $1,000

                  N    = number of years


The following table lists the information used to calculate the average annual total return and total return for Executive Investors Trust as of December 31, 1996.

                                                           AVE. ANNUAL   TOTAL
                                ERV          P        N   TOTAL RETURN   RETURN
                                ---          -        -   ------------   ------
         Blue Chip Fund
         --------------
                1 year:   $   1,206.20  $ 1,000.00   1.00     20.62%     20.62%
               5 years:   $   1,828.60  $ 1,000.00   5.00     12.83%     82.86%
          Life of Fund:   $   2,260.40  $ 1,000.00   6.63     13.08%    126.04%

        High Yield Fund
        ---------------
                1 year:   $   1,136.90  $ 1,000.00   1.00     13.69%     13.69%
               5 years:   $   1,793.50  $ 1,000.00   5.00     12.39%     79.35%
          Life of Fund:   $   2,438.90  $ 1,000.00   9.78      9.55%    143.89%

Insured Tax Exempt Fund
-----------------------
                1 year:   $   1,041.10  $ 1,000.00   1.00      4.11%      4.11%
               5 years:   $   1,543.80  $ 1,000.00   5.00      9.07%     54.38%
          Life of Fund:   $   1,817.60  $ 1,000.00   6.46      9.73%     81.76%